                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C. 20549


                                      FORM 8-K


                                   CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event report):  August 29, 2000


                               DEVON ENERGY CORPORATION
               (Exact Name of Registrant as Specified in its Charter)


             DELAWARE                   000-30176             73-1567067
(State or Other Jurisdiction of  (Commission File Number)    (IRS Employer
Incorporation or Organization)                           Identification Number)


            20 NORTH BROADWAY, SUITE 1500, OKLAHOMA CITY, OK      73102
             (Address of Principal Executive Offices)           (Zip Code)


         Registrant's telephone number, including area code:  (405) 235-3611










                                   Page 1 of 20 pages

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On August 29, 2000, Devon Energy Corporation ("Devon") completed its merger (the "Merger") with Santa Fe Snyder Corporation ("Santa Fe Snyder") pursuant to an Agreement and Plan of Merger dated May 25, 2000, as amended on July 11, 2000 (the "Merger Agreement"). The shareholders of Devon and Santa Fe Snyder approved the Merger at special meetings held on August 29, 2000.
In the Merger, each issued and outstanding share of common stock of Santa Fe Snyder, par value $0.01 per share, was converted into the right to receive
0.22 shares of common stock of Devon. This exchange ratio was determined through arms' length negotiations between the parties.

        Devon expects to issue up to 40.6 million shares of common stock to the former holders of Santa Fe Snyder common stock. Shares of Santa Fe Snyder common stock are no longer transferable and certificates evidencing such shares represent only the right to receive shares of Devon common stock in accordance with the provisions of the Merger Agreement.

        A description of the Merger is contained in the August 29, 2000, press release included as Exhibit 99 to Devon's Form 8-K filed on August 29, 2000, and incorporated herein by reference. The Agreement and Plan of Merger by and among Devon, Devon Merger Co. and Santa Fe Snyder dated as of May 25, 2000, is incorporated herein by reference to Annex A to the Joint Proxy Statement/Prospectus contained in Devon's Registration Statement on Form S-4 (No. 333-39908). Amendment No. One, dated as of July 11, 2000, to the Agreement and Plan of Merger by and among Devon, Devon Merger Co. and Santa Fe Snyder dated as of May 25, 2000, is incorporated herein by reference to
Exhibit 2.1 to Devon's Form 8-K filed on July 12, 2000.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial Statements of Business Acquired

        Audited Annual Financial Statements of Santa Fe Snyder:

                Consolidated Balance Sheets as of December 31, 1999 and 1998, and Consolidated Statements of Operations, Consolidated Statements of Cash Flows, Consolidated Statements of Comprehensive Income and Consolidated Statements of Shareholders' Equity for the Years Ended December 31, 1999, 1998 and 1997 (incorporated by reference to Santa Fe
                Snyder's Annual Report on Form 10-K for the year ended December 31, 1999)

        Unaudited Interim Financial Statements of Santa Fe Snyder:

                Consolidated Balance Sheet as of June 30, 2000, and Consolidated Statements of Operations, Consolidated Statements of Cash Flows and Consolidated Statements of Comprehensive Income for the six months ended June 30, 2000 and 1999 (incorporated by reference to Santa Fe

                Snyder's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000)

(b)     Unaudited Pro Forma Combined Financial Information

(c)     Exhibits

        2.1     Agreement and Plan of Merger by and among Registrant, Devon
                Merger Co. and Santa Fe Snyder Corporation dated as of May 25,
                2000 (incorporated by reference to Annex A to the Joint Proxy
                Statement/Prospectus contained in Registrant's Registration
                Statement on Form S-4, File No. 333-39908)

        2.2 Amendment No. One, dated as of July 11, 2000, to Agreement and Plan of Merger by and among Registrant, Devon Merger Co.
                and Santa Fe Snyder Corporation dated as of May 25, 2000
                (incorporated by reference to Exhibit 2.1 to Registrant's
                Form 8-K filed on July 12, 2000)

       23.1     Consent of PricewaterhouseCoopers LLP

       23.2     Consent of Ryder Scott Company, L.P.

       99.1 Press release dated August 29, 2000 (incorporated by reference to Exhibit 99 to Registrant's Form 8-K filed on August 29, 2000)

                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        DEVON ENERGY CORPORATION



                                        /s/  DANNY J. HEATLY
                                        Danny J. Heatly
                                        Vice President - Accounting

Date: September 12, 2000

                                 EXHIBIT INDEX

 2.1    Agreement and Plan of Merger by and among Registrant, Devon Merger
        Co. and Santa Fe Snyder Corporation dated as of May 25, 2000
        (incorporated by reference to Annex A to the Joint Proxy
        Statement/Prospectus contained in Registrant's Registration
        Statement on Form S-4, File No. 333-39908)

 2.2 Amendment No. One, dated as of July 11, 2000, to Agreement and Plan of Merger by and among Registrant, Devon Merger Co. and Santa Fe
        Snyder Corporation dated as of May 25, 2000 (incorporated by reference to Exhibit 2.1 to Registrant's Form 8-K filed on July 12, 2000)

23.1    Consent of PricewaterhouseCoopers, LLP

23.2    Consent of Ryder Scott Company, L.P.

99.1    Press release dated August 29, 2000 (incorporated by reference to
        Exhibit 99 to Registrant's Form 8-K filed on August 29, 2000)

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    The following unaudited pro forma financial information has been prepared to assist in your analysis of the financial effects of the merger. This pro forma information is based on the historical financial statements of Devon and Santa Fe Snyder.

    The information was prepared based on the following:

    - The merger was accounted for as a pooling-of-interests of Devon and Santa Fe Snyder. Therefore, the unaudited pro forma combined balance sheet was prepared as if Devon and Santa Fe Snyder were combined on June 30, 2000. The unaudited pro forma combined statements of operations have been prepared as if Devon and Santa Fe Snyder were combined as of the beginning of the earliest period presented.

    - The combined company will utilize the full cost method of accounting for its oil and gas activities.

    - The historical financial results of Santa Fe Snyder, which were prepared using the successful efforts method of accounting, have been restated to the full cost method to conform to Devon's method of accounting.

    - Expected annual cost savings of $30 to $35 million have not been reflected as an adjustment to the historical data. These cost savings are expected to result from the consolidation of the corporate headquarters of Devon and Santa Fe Snyder and the elimination of duplicate staff and expenses. Some of the cost savings will relate to items that, under the full cost method of accounting, are capitalized rather than expensed in the consolidated financial statements. Therefore, not all of the $30 to $35 million of expected savings will result in reductions to expenses as reported in the accompanying unaudited pro forma combined statements of operations.

    There are several unusual items in each company's historical results that should be considered when making period-to-period comparisons. These items include:

    - Devon merged with PennzEnergy Company on August 17, 1999. This merger was accounted for as a purchase. Accordingly, Devon's results for the year 1999 include the results of the PennzEnergy merger for only the last 4 1/2 months of the year.

    - Santa Fe Snyder was formed on May 5, 1999, as a result of the merger of Santa Fe Energy Resources, Inc. and Snyder Oil Corporation. This merger was accounted for as a purchase by Santa Fe Energy Resources, Inc. of Snyder. Accordingly, Santa Fe Snyder's results for the year 1999 include the results of the Snyder merger for only the last eight months of the year.

    - Santa Fe Snyder's results for the year 1999 include $16.8 million of costs related to the Snyder merger.

    - Devon's results for the year 1998 include $13.1 million of costs related to its December 1998 merger with Northstar Energy Corporation. This merger was accounted for as a pooling-of-interests. Accordingly, Northstar's results are included in Devon's results for all periods presented.

    - In 1998 and 1997, Devon reduced the carrying value of its oil and gas properties by $126.9 million and $625.5 million ($88.0 million and $397.9 million after-tax), respectively, due to the full cost ceiling limitation. The 1998 reduction related to Devon's domestic properties. The 1997 reduction related to the Canadian properties acquired in the Northstar merger.

    - In 1999, 1998 and 1997, Santa Fe Snyder reduced the carrying value of its oil and gas properties by $476.1 million, $295.6 million and $16.2 million ($309.7 million, $211.2 million and $22.7 million after-tax, which includes the establishment of an $11.0 million and $9.9 million valuation allowance relating to deferred tax assets in 1998 and 1997), respectively, due to the full cost ceiling limitation.

    - On July 25, 1997, Santa Fe Energy Resources, Inc. spun off its subsidiary Monterey Resources, Inc. At the time of the spin off, Santa Fe Energy Resources, Inc. owned approximately 83% of Monterey. The Santa Fe Snyder results for the year 1997 include the results for Monterey for only the first seven months prior to the spin off.

    The unaudited pro forma information is presented for illustrative purposes only. If the merger had occurred in the past, the combined company's financial position or operating results might have been different from those presented in the unaudited pro forma information. You should not rely on the unaudited pro forma information as an indication of the financial position or operating results that the combined company would have achieved if the merger had occurred in the past. You also should not rely on the unaudited pro forma information as an indication of the future results that the combined company will achieve after the merger.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                 JUNE 30, 2000

                                 (IN THOUSANDS)

                                                              SANTA FE
                                                               SNYDER
                                                             HISTORICAL                  COMBINED
                                                              RESTATED     PRO FORMA     COMPANY
                                                  DEVON       (NOTE 4)    ADJUSTMENTS   PRO FORMA
                                                ----------   ----------   -----------   ----------
ASSETS:
  Current assets..............................  $  628,642   $  250,300                 $  878,942
  Oil and gas properties, net.................   3,126,340    1,509,900                  4,636,240
  Other properties, net.......................      53,421       15,800                     69,221
  Investment in common stock of Chevron
    Corporation...............................     601,527           --                    601,527
  Goodwill, net...............................     299,481           --                    299,481
  Other assets................................     118,525       31,000                    149,525
                                                ----------   ----------    ---------    ----------
    Total assets..............................  $4,827,936   $1,807,000    $      --    $6,634,936
                                                ==========   ==========    =========    ==========

LIABILITIES:
  Current liabilities.........................  $  272,545   $  223,500                 $  496,045
  Debentures exchangeable into shares of
    Chevron Corporation common stock..........     760,313           --                    760,313
  Other long-term debt........................   1,025,514      766,800    $  57,000 (a) 1,849,314
  Deferred revenue............................          --      145,800                    145,800
  Other long-term liabilities.................     160,062       72,100                    232,162
  Deferred income taxes.......................     431,882       38,500      (16,000)(a)   454,382

STOCKHOLDERS' EQUITY:
  Preferred stock.............................       1,500           --                      1,500
  Common stock................................       8,698        1,800        2,252 (b)    12,750
  Additional paid-in capital..................   2,273,989    1,247,400       (2,252)(b) 3,516,437
                                                                              (2,700)(c)
  Accumulated deficit.........................     (26,408)    (686,500)     (41,000)(a)  (753,908)
  Accumulated other comprehensive earnings
    (loss)....................................     (80,159)       3,100           --       (77,059)
  Treasury stock..............................          --       (2,700)       2,700 (c)        --
  Unamortized restricted stock awards.........          --       (2,800)          --        (2,800)
                                                ----------   ----------    ---------    ----------
    Total stockholders' equity................   2,177,620      560,300      (41,000)    2,696,920
                                                ----------   ----------    ---------    ----------
    Total liabilities and stockholders'
      equity..................................  $4,827,936   $1,807,000    $      --    $6,634,936
                                                ==========   ==========    =========    ==========

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                        SIX MONTHS ENDED JUNE 30, 2000

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         SANTA FE
                                                                          SNYDER
                                                                        HISTORICAL    COMBINED
                                                                         RESTATED      COMPANY
                                                             DEVON       (NOTE 4)     PRO FORMA
                                                            --------   ------------   ---------
REVENUES:
  Oil sales...............................................  $293,793     $246,800   $  540,593
  Gas sales...............................................   366,286      185,800      552,086
  NGL sales...............................................    65,703        5,200       70,903
  Other...................................................    22,772        2,000       24,772
                                                            --------     --------     --------
    Total revenues........................................   748,554      439,800    1,188,354
                                                            --------     --------     --------
COSTS AND EXPENSES:
  Lease operating expenses................................   136,687       87,200      223,887
  Production taxes........................................    21,790       18,200       39,990
  Depreciation, depletion and amortization of property and
    equipment.............................................   221,703      115,800      337,503
  Amortization of goodwill................................    20,693           --       20,693
  General and administrative expenses.....................    32,773       16,100       48,873
  Interest expense........................................    50,951       30,000       80,951
  Deferred effect of changes in foreign currency exchange
    rate on subsidiary's long-term debt...................     2,408           --        2,408
                                                            --------     --------     --------
    Total costs and expenses..............................   487,005      267,300      754,305
                                                            --------     --------     --------

Earnings before income tax expense .......................   261,549      172,500      434,049

INCOME TAX EXPENSE:
  Current.................................................    63,505        9,000       72,505
  Deferred................................................    46,223       56,800      103,023
                                                            --------     --------     --------
    Total income tax expense..............................   109,728       65,800      175,528
                                                            --------     --------     --------

Net earnings..............................................   151,821      106,700      258,521
Preferred stock dividends.................................     4,868           --        4,868
                                                            --------     --------     --------
Net earnings applicable to common shareholders............  $146,953     $106,700   $  253,653
                                                            ========     ========     ========

Net earnings per average common share outstanding:
  Basic...................................................  $   1.70     $   0.58   $     2.00
                                                            ========     ========     ========
  Diluted.................................................  $   1.67     $   0.58   $     1.97
                                                            ========     ========     ========

Weighted average common shares outstanding:
  Basic...................................................    86,481      182,700      126,675
                                                            ========     ========     ========
  Diluted.................................................    87,827      185,700      128,681
                                                            ========     ========     ========


              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                        SIX MONTHS ENDED JUNE 30, 1999

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 (NOTE 5)
                                                  SANTA FE                -----------------------
                                                   SNYDER                 ADJUSTMENTS FOR MERGERS    COMBINED
                                                 HISTORICAL   COMBINED    -----------------------     COMPANY
                                                  RESTATED     COMPANY    PENNZENERGY    SNYDER      PRO FORMA
                                       DEVON      (NOTE 4)    PRO FORMA     MERGER       MERGER     AS ADJUSTED
                                      --------   ----------   ---------   -----------   ---------   -----------
REVENUES:
  Oil sales......................... $ 64,784     $102,700    $167,484     $ 85,114     $  31,900    $ 284,498
  Gas sales.........................  112,938       73,300     186,238      150,884         7,100      344,222
  NGL sales.........................    9,764        3,800      13,564       18,732            --       32,296
  Other.............................    4,092        1,400       5,492       61,562           700       67,754
                                      -------      -------    --------     --------     ---------    ---------
    Total revenues..................  191,578      181,200     372,778      316,292        39,700      728,770
                                      -------      -------    --------     --------     ---------    ---------
COSTS AND EXPENSES:
  Lease operating expenses..........   54,520       61,300     115,820       76,476        10,200      202,496
  Production taxes..................    6,415        5,800      12,215        6,764         2,200       21,179
  Depreciation, depletion and
    amortization of property and
    equipment.......................   69,321       50,500     119,821      164,387        43,500      327,708
  Amortization of goodwill..........       --           --          --       23,300            --       23,300
  General and administrative
    expenses........................   13,175       13,600      26,775       44,720        10,900       82,395
  Expenses related to prior
    merger..........................       --       16,800      16,800           --            --       16,800
  Interest expense..................   13,779       16,800      30,579       41,364         5,700       77,643
  Deferred effect of changes in
    foreign currency exchange rate
    on subsidiary's long-term
    debt............................   (8,746)          --      (8,746)          --            --       (8,746)
  Distributions on preferred
    securities of subsidiary
    trust...........................    4,859           --       4,859           --            --        4,859
  Reduction of carrying value of oil
    and gas properties..............       --      463,800     463,800           --            --      463,800
                                      -------      -------    --------     --------     ---------    ---------
    Total costs and expenses........  153,323      628,600     781,923      357,011        72,500    1,211,434
                                      -------      -------    --------     --------     ---------    ---------
Earnings (loss) before income tax
  expense (benefit).................   38,255     (447,400)   (409,145)     (40,719)      (32,800)    (482,664)

INCOME TAX EXPENSE (BENEFIT):
  Current...........................    4,302          100       4,402       (4,834)          200         (232)
  Deferred..........................   11,764     (149,600)   (137,836)     (12,444)      (11,700)    (161,980)
                                      -------      -------    --------     --------     ---------    ---------
    Total income tax expense
      (benefit).....................   16,066     (149,500)   (133,434)     (17,278)      (11,500)    (162,212)
                                      -------      -------    --------     --------     ---------    ---------

Net earnings (loss).................   22,189     (297,900)   (275,711)     (23,441)      (21,300)    (320,452)
Preferred stock dividends...........       --           --          --        4,868            --        4,868
                                      -------      -------    --------     --------     ---------    ---------
Net earnings (loss) applicable to
  common shareholders...............  $22,189    $(297,900)   (275,711)   $ (28,309)    $ (21,300)   $(325,320)
                                      =======      =======    ========     ========     =========    =========
Net earnings (loss) per average
  common share outstanding--basic
  and diluted.......................  $  0.46      $ (2.41)   $  (3.64)                               $  (2.76)
                                      =======      =======    ========                               =========

Weighted average common shares
  outstanding:
  Basic.............................   48,575      123,900      75,833                                 117,957
                                      =======      =======    ========                               =========
  Diluted...........................   53,773      125,300      81,339                                 123,463
                                      =======      =======    ========                               =========

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1999

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 (NOTE 5)
                                                SANTA FE                 ------------------------
                                                 SNYDER                  ADJUSTMENTS FOR MERGERS     COMBINED
                                               HISTORICAL    COMBINED    ------------------------     COMPANY
                                                RESTATED     COMPANY     PENNZENERGY     SNYDER      PRO FORMA
                                     DEVON      (NOTE 4)    PRO FORMA       MERGER       MERGER     AS ADJUSTED
                                    --------   ----------   ----------   ------------   ---------   -----------
REVENUES:
  Oil sales.......................  $273,234   $ 280,600    $  553,834     $116,743     $ 31,900    $  702,477
  Gas sales.......................   385,925     217,300       603,225      196,012        7,100       806,337
  NGL sales.......................    56,344      11,600        67,944       25,885           --        93,829
  Other...........................    18,996       1,600        20,596       66,157          700        87,453
                                    --------   ---------    ----------     --------     --------    ----------
    Total revenues................   734,499     511,100     1,245,599      404,797       39,700     1,690,096
                                    --------   ---------    ----------     --------     --------    ----------
COSTS AND EXPENSES:
  Lease operating expenses........   166,848     136,400       303,248       96,107       10,200       409,555
  Production taxes................    23,055      19,300        42,355        8,951        2,200        53,506
  Depreciation, depletion and
    amortization of property and
    equipment.....................   254,275     152,100       406,375      215,990       43,500       665,865
  Amortization of goodwill........    16,111          --        16,111       30,210           --        46,321
  General and administrative
    expenses......................    53,845      26,800        80,645       55,483       10,900       147,028
  Expenses related to prior
    mergers.......................        --      16,800        16,800           --           --        16,800
  Interest expense................    66,913      42,700       109,613       43,500        5,700       158,813
  Deferred effect of changes in
    foreign currency exchange rate
    on subsidiary's long-term
    debt..........................   (13,154)         --       (13,154)          --           --       (13,154)
  Distributions on preferred
    securities of subsidiary
    trust.........................     6,884          --         6,884           --           --         6,884
  Reduction of carrying value of
    oil and gas properties........        --     476,100       476,100           --           --       476,100
                                    --------   ---------    ----------     --------     --------    ----------
    Total costs and expenses......   574,777     870,200     1,444,977      450,241       72,500     1,967,718
                                    --------   ---------    ----------     --------     --------    ----------
Earnings (loss) before income tax
  expense (benefit)...............   159,722    (359,100)     (199,378)     (45,444)     (32,800)     (277,622)
INCOME TAX EXPENSE (BENEFIT):
  Current.........................    24,656      (1,600)       23,056            5          200        23,261
  Deferred........................    40,510    (113,000)      (72,490)      (8,983)     (11,700)      (93,173)
                                    --------   ---------    ----------     --------     --------    ----------
    Total income tax expense
      (benefit)...................    65,166    (114,600)      (49,434)      (8,978)     (11,500)      (69,912)
                                    --------   ---------    ----------     --------     --------    ----------
Earnings (loss) before
  extraordinary item..............    94,556    (244,500)     (149,944)     (36,466)     (21,300)     (207,710)
Preferred stock dividends.........     3,651          --         3,651        6,085           --         9,736
                                    --------   ---------    ----------     --------     --------    ----------
Earnings (loss) before
  extraordinary item applicable to
  common shareholders (Note 6)....  $ 90,905   $(244,500)   $ (153,595)    $(42,551)    $(21,300)   $ (217,446)
                                    ========   =========    ==========     ========     ========    ==========
Earnings (loss) before
  extraordinary item per average
  common share outstanding:
  Basic...........................  $   1.51   $   (1.60)   $    (1.64)                             $    (1.81)
                                    ========   =========    ==========                              ==========
  Diluted.........................  $   1.46   $   (1.60)   $    (1.64)                             $    (1.81)
                                    ========   =========    ==========                              ==========
Weighted average common shares
  outstanding:
  Basic...........................    60,015     152,900        93,653                                 119,988
                                    ========   =========    ==========                              ==========
  Diluted.........................    65,213     155,000        99,313                                 125,648
                                    ========   =========    ==========                              ==========

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1998

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        SANTA FE
                                                                         SNYDER
                                                                       HISTORICAL    COMBINED
                                                                        RESTATED      COMPANY
                                                             DEVON      (NOTE 4)     PRO FORMA
                                                            --------   ----------   -----------
REVENUES:
  Oil sales...............................................  $143,624   $ 163,300    $  306,924
  Gas sales...............................................   209,344     119,100       328,444
  NGL sales...............................................    16,692       8,000        24,692
  Other...................................................    17,848       6,400        24,248
                                                            --------   ---------    ----------
    Total revenues........................................   387,508     296,800       684,308
                                                            --------   ---------    ----------
COSTS AND EXPENSES:
  Lease operating expenses................................   113,484     116,400       229,884
  Production taxes........................................    13,916       8,900        22,816
  Depreciation, depletion and amortization of property and
    equipment.............................................   123,844     119,300       243,144
  General and administrative expenses.....................    23,554      21,900        45,454
  Expenses related to prior merger........................    13,149          --        13,149
  Interest expense........................................    22,632      20,900        43,532
  Deferred effect of changes in foreign currency exchange
    rate on subsidiary's long-term debt...................    16,104          --        16,104
  Distributions on preferred securities of subsidiary
    trust.................................................     9,717          --         9,717
  Reduction of carrying value of oil and gas properties...   126,900     295,600       422,500
                                                            --------   ---------    ----------
    Total costs and expenses..............................   463,300     583,000     1,046,300
                                                            --------   ---------    ----------

Earnings (loss) before income tax expense (benefit).......   (75,792)   (286,200)     (361,992)

INCOME TAX EXPENSE (BENEFIT):
  Current.................................................     7,687     (11,400)       (3,713)
  Deferred................................................   (23,194)    (77,900)     (101,094)
                                                            --------   ---------    ----------
    Total income tax expense (benefit)....................   (15,507)    (89,300)     (104,807)
                                                            --------   ---------    ----------
Net earnings (loss) applicable to common shareholders.....  $(60,285)  $(196,900)   $ (257,185)
                                                            ========   =========    ==========
Net earnings (loss) per average common share outstanding--
  basic and diluted.......................................  $  (1.25)  $   (1.92)   $    (3.62)
                                                            ========   =========    ==========

Weighted average common shares outstanding:
  Basic...................................................    48,376     102,600        70,948
                                                            ========   =========    ==========
  Diluted.................................................    53,876     104,800        76,932
                                                            ========   =========    ==========


              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           SANTA FE
                                                                            SNYDER
                                                                          HISTORICAL   COMBINED
                                                                           RESTATED     COMPANY
                                                                DEVON      (NOTE 4)    PRO FORMA
                                                              ---------   ----------   ---------
REVENUES:
  Oil sales.................................................  $ 207,725    $344,800    $ 552,525
  Gas sales.................................................    219,459     138,100      357,559
  NGL sales.................................................     24,920      10,900       35,820
  Other.....................................................     47,555         700       48,255
                                                              ---------    --------    ---------
    Total revenues..........................................    499,659     494,500      994,159
                                                              ---------    --------    ---------
COSTS AND EXPENSES:
  Lease operating expenses..................................    100,897     165,300      266,197
  Production taxes..........................................     19,227      11,800       31,027
  Depreciation, depletion and amortization of property and
    equipment...............................................    169,108     116,200      285,308
  General and administrative expenses.......................     24,381      28,700       53,081
  Interest expense..........................................     18,788      22,700       41,488
  Deferred effect of changes in foreign currency exchange
    rate on subsidiary's long-term debt.....................      5,860          --        5,860
  Distributions on preferred securities of subsidiary
    trust...................................................      9,717          --        9,717
  Reduction of carrying value of oil and gas properties.....    625,514      16,200      641,714
                                                              ---------    --------    ---------
    Total costs and expenses................................    973,492     360,900    1,334,392
                                                              ---------    --------    ---------

Earnings (loss) before income tax expense (benefit) and
  minority interest.........................................   (473,833)    133,600     (340,233)

INCOME TAX EXPENSE (BENEFIT):
  Current...................................................     26,857       8,900       35,757
  Deferred..................................................   (200,699)     54,400     (146,299)
                                                              ---------    --------    ---------
    Total income tax expense (benefit)......................   (173,842)     63,300     (110,542)
                                                              ---------    --------    ---------
Earnings (loss) before minority interest....................   (299,991)     70,300     (229,691)
Minority interest in Monterey Resources, Inc................         --      (4,700)      (4,700)
                                                              ---------    --------    ---------
Net earnings (loss).........................................   (299,991)     65,600     (234,391)
Preferred stock dividends...................................         --      12,000       12,000
                                                              ---------    --------    ---------
Net earnings (loss) applicable to common shareholders.......  $(299,991)   $ 53,600    $(246,391)
                                                              =========    ========    =========
Net earnings (loss) per average common share outstanding:
  Basic.....................................................  $   (6.38)   $   0.54    $   (3.58)
                                                              =========    ========    =========
  Diluted...................................................  $   (6.38)   $   0.53    $   (3.58)
                                                              =========    ========    =========

Weighted average common shares outstanding:
  Basic.....................................................     47,040      98,600       68,732
                                                              =========    ========    =========
  Diluted...................................................     52,640     100,600       74,772
                                                              =========    ========    =========


          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

          JUNE 30, 2000 AND 1999, AND DECEMBER 31, 1999, 1998 AND 1997

1.  METHOD OF ACCOUNTING FOR THE MERGER

    Devon accounted for the merger using the pooling-of-interests method of accounting for business combinations. Accordingly, Devon's and Santa Fe Snyder's historical balance sheets and statements of operations were combined as if the two companies had always been combined. Santa Fe Snyder's historical financial data was restated to conform to Devon's accounting policies. The effect of this restatement of Santa Fe Snyder's historical results is included in note 4.

    In the merger, Devon issued 0.22 shares of Devon common stock for each outstanding share of Santa Fe Snyder common stock. This resulted in Devon issuing approximately 40.6 million shares of its common stock to Santa Fe Snyder stockholders.

2.  PRO FORMA ADJUSTMENTS

    The accompanying unaudited pro forma combined balance sheet includes the following adjustments:

    (a) To record the payment of $57.0 million ($41.0 million net of tax) of estimated business combination costs. These costs include investment banking expenses, severance, legal and accounting fees, printing expenses and other costs directly related to the merger. These one-time merger costs are not reflected in the unaudited pro forma combined statements of operations since they are non-recurring in nature. Devon will expense these costs in the third quarter of 2000.

    (b) To record the issuance of 40.6 million shares, par value $0.10 per share, of Devon common stock in exchange for all 184.2 million shares of Santa Fe Snyder common stock, par value $0.01 per share, outstanding on June 30, 2000. This is based on the exchange ratio of 0.22 shares of Devon common stock for each share of Santa Fe Snyder common stock.

    (c) To retire all 0.2 million shares of Santa Fe Snyder treasury stock outstanding on June 30, 2000.

    The unaudited pro forma combined statements of operations include no adjustments to the historical statements of Devon or the restated historical statements of Santa Fe Snyder. The adjustments necessary to restate Santa Fe Snyder's historical statements to conform to Devon's accounting policies are explained in note 4.

3.  COMMON SHARES OUTSTANDING

    Net earnings (loss) per average common share outstanding have been calculated based upon the pro forma weighted average number of shares outstanding for each period presented. To compute the combined company pro forma basic and diluted net earnings (loss) per share, Devon's historical weighted average number of basic and diluted shares outstanding were increased in each period by the historical weighted average number of Santa Fe Snyder basic and diluted common shares outstanding, multiplied by the exchange ratio of 0.22.

4.  SANTA FE SNYDER HISTORICAL AND RESTATED BALANCES

    Devon and Santa Fe Snyder have certain different accounting policies upon which their respective historical results are based. The primary difference is that Devon follows the full cost method of accounting for its oil and gas activities, while Santa Fe Snyder followed the successful efforts method of

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    JUNE 30, 2000 AND 1999, AND DECEMBER 31, 1999, 1998 AND 1997 (CONTINUED)

4. SANTA FE SNYDER HISTORICAL AND RESTATED BALANCES (CONTINUED) accounting. To present the accompanying unaudited pro forma combined financial statements, Santa Fe Snyder's historical results have been restated to conform its accounting policies to those which Devon follows. The following tables present Santa Fe Snyder's balances as presented in its historical financial statements, and the restated balances which are included in the accompanying unaudited pro forma combined financial statements. The tables also include a separate column for various reclassifications to conform Santa Fe Snyder's presentation of certain revenues and expenses to Devon's presentation.

                UNAUDITED RESTATED SANTA FE SNYDER BALANCE SHEET
                                 JUNE 30, 2000
                                 (IN THOUSANDS)

                                                                                        SANTA FE
                                                          SANTA FE                       SNYDER
                                                           SNYDER     RESTATEMENT      HISTORICAL
                                                         HISTORICAL   ADJUSTMENTS       RESTATED
                                                         ----------   -----------      ----------
ASSETS:
  Current assets.......................................  $  250,300                    $  250,300
  Oil and gas properties, net..........................   1,837,500    $(327,600)(a)    1,509,900
  Other properties, net................................      39,400      (23,600)(a)       15,800
  Other assets, net....................................      37,100       (6,100)(b)       31,000
                                                         ----------    ---------       ----------
    Total assets.......................................  $2,164,300    $(357,300)      $1,807,000
                                                         ==========    =========       ==========

LIABILITIES:
  Current liabilities..................................  $  223,500                    $  223,500
  Deferred revenue.....................................     151,900       (6,100)(b)      145,800
  Other liabilities....................................      72,100                        72,100
  Long-term debt.......................................     766,800                       766,800
  Deferred income taxes................................     120,900      (82,400)(a)       38,500

STOCKHOLDERS' EQUITY:
  Common stock.........................................       1,800                         1,800
  Additional paid-in capital...........................   1,247,400                     1,247,400
  Accumulated deficit..................................    (417,700)    (268,800)(a)     (686,500)
  Accumulated other comprehensive earnings (loss)......       3,100                         3,100
  Treasury stock.......................................      (2,700)                       (2,700)
  Unamortized restricted stock awards..................      (2,800)                       (2,800)
                                                         ----------    ---------       ----------
    Total stockholders' equity.........................     829,100     (268,800)         560,300
                                                         ----------    ---------       ----------
    Total liabilities and stockholders' equity.........  $2,164,300    $(357,300)      $1,807,000
                                                         ==========    =========       ==========

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    JUNE 30, 2000 AND 1999, AND DECEMBER 31, 1999, 1998 AND 1997 (CONTINUED)

4.  SANTA FE SNYDER HISTORICAL AND RESTATED BALANCES (CONTINUED)
           UNAUDITED RESTATED SANTA FE SNYDER STATEMENT OF OPERATIONS
                        SIX MONTHS ENDED JUNE 30, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                SANTA FE
                                                 SANTA FE                                        SNYDER
                                                  SNYDER     RESTATEMENT                       HISTORICAL
                                                HISTORICAL   ADJUSTMENTS   RECLASSIFICATIONS    RESTATED
                                                ----------   -----------   -----------------   ----------
REVENUES:
  Oil sales...................................   $246,800                                       $246,800
  Gas sales...................................    185,800                                        185,800
  NGL sales...................................      5,200                                          5,200
  Other.......................................        600                      $  1,400            2,000
                                                 --------     --------         --------         --------
    Total revenues............................    438,400           --            1,400          439,800
                                                 --------     --------         --------         --------
COSTS AND EXPENSES:
  Lease operating expenses....................     83,900                         3,300           87,200
  Production and other taxes..................     24,400                        (6,200)          18,200
  Exploration.................................     18,100     $(18,100)(c)                            --
  Depreciation, depletion and amortization of
    property and equipment....................    137,800      (22,000)(e)                       115,800
  General and administrative expenses.........     14,500       (1,300)(c)        2,900           16,100
  Interest expense............................         --                        30,000           30,000
  Loss (gain) on disposition of assets........       (200)         200 (d)                            --
                                                 --------     --------         --------         --------
    Total costs and expenses..................    278,500      (41,200)          30,000          267,300
                                                 --------     --------         --------         --------
Income (loss) from operations.................    159,900       41,200          (28,600)         172,500
Interest income...............................      1,400                        (1,400)              --
Interest expense..............................    (30,500)                       30,500               --
Interest capitalized..........................      3,300       (2,800)(c)         (500)              --
                                                 --------     --------         --------         --------
Income (loss) before income taxes.............    134,100       38,400               --          172,500
INCOME TAX EXPENSE (BENEFIT):
  Current.....................................      9,000                                          9,000
  Deferred....................................     42,500       14,300 (g)                        56,800
                                                 --------     --------         --------         --------
    Total income tax expense (benefit)........     51,500       14,300               --           65,800
                                                 --------     --------         --------         --------
Net earnings (loss) applicable to common
  shareholders................................   $ 82,600     $ 24,100         $     --         $106,700
                                                 ========     ========         ========         ========
Net earnings (loss) per average common share
  outstanding--basic and diluted..............   $   0.45                                       $   0.58
                                                 ========                                       ========

Weighted average common shares outstanding:
  Basic.......................................    182,700                                        182,700
                                                 ========                                       ========
  Diluted.....................................    185,700                                        185,700
                                                 ========                                       ========


          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    JUNE 30, 2000 AND 1999, AND DECEMBER 31, 1999, 1998 AND 1997 (CONTINUED)

4.  SANTA FE SNYDER HISTORICAL AND RESTATED BALANCES (CONTINUED)
           UNAUDITED RESTATED SANTA FE SNYDER STATEMENT OF OPERATIONS
                        SIX MONTHS ENDED JUNE 30, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                 SANTA FE
                                                  SANTA FE                                        SNYDER
                                                   SNYDER     RESTATEMENT                       HISTORICAL
                                                 HISTORICAL   ADJUSTMENTS   RECLASSIFICATIONS    RESTATED
                                                 ----------   -----------   -----------------   ----------
REVENUES:
  Oil sales....................................   $102,700                                       $102,700
  Gas sales....................................     73,300                                         73,300
  NGL sales....................................      3,800                                          3,800
  Other........................................        700                       $   700            1,400
                                                  --------     --------          -------          -------
    Total revenues.............................    180,500           --              700          181,200
                                                  --------     --------          -------          -------
COSTS AND EXPENSES:
  Lease operating expenses.....................     59,200                         2,100           61,300
  Production and other taxes...................      9,600                        (3,800)           5,800
  Exploration..................................     20,600     $(20,600)(c)                            --
  Depreciation, depletion and amortization of
    property and equipment.....................     76,000      (25,500)(e)                        50,500
  Impairment of oil and gas properties.........    196,400     (196,400)(f)                            --
  General and administrative expenses..........     13,000       (1,100)(c)        1,700           13,600
  Expenses related to prior merger.............     16,800                                         16,800
  Interest expense.............................         --                        16,800           16,800
  Loss (gain) on disposition of assets.........        200         (200)(d)                            --
  Reduction of carrying value of oil and gas
    properties.................................         --      463,800 (f)                       463,800
                                                  --------     --------          -------          -------
    Total costs and expenses...................    391,800      220,000           16,800          628,600
                                                  --------     --------          -------          -------
Income (loss) from operations..................   (211,300)    (220,000)         (16,100)        (447,400)
Interest income................................        700                          (700)              --
Interest expense...............................    (17,500)                       17,500               --
Interest capitalized...........................      2,600       (1,900)(c)         (700)              --
                                                  --------     --------          -------          -------
Income (loss) before income tax expense (benefit)
  and extraordinary item.......................   (225,500)    (221,900)              --         (447,400)
INCOME TAX EXPENSE (BENEFIT):
  Current......................................        100                                            100
  Deferred.....................................    (69,700)     (79,900)(g)                      (149,600)
                                                  --------     --------          -------          -------
    Total income tax expense (benefit).........    (69,600)     (79,900)              --         (149,500)
                                                  --------     --------          -------          -------
Income (loss) before extraordinary item........   (155,900)    (142,000)              --         (297,900)
Extraordinary item--debt extinguishment costs..     (4,200)                                        (4,200)
                                                  --------     --------          -------          -------
Net earnings (loss) applicable to common
  shareholders.................................  $(160,100)   $(142,000)         $    --        $(302,100)
                                                  ========     ========          =======          =======
Net earnings (loss) per average common share
  outstanding:
  Basic and diluted:
    Before extraordinary item..................   $  (1.26)                                       $ (2.41)
    Extraordinary item.........................      (0.03)                                         (0.03)
                                                  --------                                        -------
    Per common share...........................   $  (1.29)                                       $ (2.44)
                                                  ========                                        =======
Weighted average common shares outstanding:
  Basic........................................    123,900                                        123,900
                                                  ========                                        =======
  Diluted......................................    125,300                                        125,300
                                                  ========                                        =======

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    JUNE 30, 2000 AND 1999, AND DECEMBER 31, 1999, 1998 AND 1997 (CONTINUED)

4.  SANTA FE SNYDER HISTORICAL AND RESTATED BALANCES (CONTINUED)

           UNAUDITED RESTATED SANTA FE SNYDER STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                          SANTA FE
                                                      SANTA FE                                             SNYDER
                                                       SNYDER     RESTATEMENT                            HISTORICAL
                                                     HISTORICAL   ADJUSTMENTS      RECLASSIFICATIONS      RESTATED
                                                     ----------   -----------    ---------------------   ----------
REVENUES:
  Oil sales........................................  $ 280,600                                           $ 280,600
  Gas sales........................................    217,300                                             217,300
  NGL sales........................................     11,600                                              11,600
  Other............................................        800     $    (300)(c)     $      1,100            1,600
                                                     ---------     ---------         ------------        ---------
    Total revenues.................................    510,300          (300)               1,100          511,100
                                                     ---------     ---------         ------------        ---------
COSTS AND EXPENSES:
  Lease operating expenses.........................    132,100                              4,300          136,400
  Production and other taxes.......................     26,600                             (7,300)          19,300
  Exploration......................................     54,200       (54,200)(c)                                --
  Depreciation, depletion and amortization of
    property and equipment.........................    185,800       (33,700)(e)                           152,100
  Impairment of oil and gas properties.............    196,400      (196,400)(f)                                --
  General and administrative expenses..............     26,200        (2,400)(c)            3,000           26,800
  Expenses related to prior merger.................     16,800                                              16,800
  Interest expense.................................         --                             42,700           42,700
  Reduction of carrying value of oil and gas
    properties.....................................         --       476,100 (f)                           476,100
  Loss (gain) on disposition of assets.............      1,000        (1,000)(d)                                --
                                                     ---------     ---------         ------------        ---------
    Total costs and expenses.......................    639,100       188,400               42,700          870,200
                                                     ---------     ---------         ------------        ---------
Income (loss) from operations......................   (128,800)     (188,700)             (41,600)        (359,100)
Interest income....................................      1,100                             (1,100)              --
Interest expense...................................    (43,600)                            43,600               --
Interest capitalized...............................      6,000        (5,100)(c)             (900)              --
                                                     ---------     ---------         ------------        ---------
Income (loss) before income tax expense (benefit)
  and extraordinary item...........................   (165,300)     (193,800)                  --         (359,100)
INCOME TAX EXPENSE (BENEFIT):
  Current..........................................     (1,600)                                             (1,600)
  Deferred.........................................    (43,000)      (70,000)(g)                          (113,000)
                                                     ---------     ---------         ------------        ---------
    Total income tax expense (benefit).............    (44,600)      (70,000)                  --         (114,600)
                                                     ---------     ---------         ------------        ---------
Income (loss) before extraordinary item............   (120,700)     (123,800)                  --         (244,500)
Extraordinary item--debt extinguishment costs......     (4,200)                                             (4,200)
                                                     ---------     ---------         ------------        ---------
Net earnings (loss) applicable to common
  shareholders.....................................  $(124,900)    $(123,800)        $         --        $(248,700)
                                                     =========     =========         ============        =========
Net earnings (loss) per average common share
  outstanding:
  Basic and diluted:
    Before extraordinary item......................  $   (0.79)                                          $   (1.60)
    Extraordinary item.............................      (0.03)                                              (0.03)
                                                     ---------                                           ---------
  Per common share.................................  $   (0.82)                                          $   (1.63)
                                                     =========                                           =========
  Weighted average common shares
    outstanding:
    Basic..........................................    152,900                                             152,900
                                                     =========                                           =========
    Diluted........................................    155,000                                             155,000
                                                     =========                                           =========


          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    JUNE 30, 2000 AND 1999, AND DECEMBER 31, 1999, 1998 AND 1997 (CONTINUED)

4.  SANTA FE SNYDER HISTORICAL AND RESTATED BALANCES (CONTINUED)
           UNAUDITED RESTATED SANTA FE SNYDER STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                    SANTA FE
                                                SANTA FE                                             SNYDER
                                                 SNYDER     RESTATEMENT                            HISTORICAL
                                               HISTORICAL   ADJUSTMENTS      RECLASSIFICATIONS      RESTATED
                                               ----------   -----------    ---------------------   ----------
REVENUES:
  Oil sales..................................   $163,300                                           $ 163,300
  Gas sales..................................    119,100                                             119,100
  NGL sales..................................      8,000                                               8,000
  Other......................................        300     $    (100)(c)     $      6,200            6,400
                                                --------     ---------         ------------        ---------
    Total revenues...........................    290,700          (100)               6,200          296,800
                                                --------     ---------         ------------        ---------
COSTS AND EXPENSES:
  Lease operating expenses...................    112,500                              3,900          116,400
  Production and other taxes.................     16,300                             (7,400)           8,900
  Exploration................................     71,100       (71,100)(c)                                --
  Depreciation, depletion and amortization of
    property and equipment...................    136,100       (16,800)(e)                           119,300
  Impairment of oil and gas properties.......     87,800       (87,800)(f)                                --
  General and administrative expenses........     19,700        (1,300)(c)            3,500           21,900
  Interest expense...........................         --            --               20,900           20,900
  Reduction of carrying value of oil and gas
    properties...............................         --       295,600 (f)                           295,600
  Loss (gain) on disposition of assets.......      1,500        (1,500)(d)                                --
                                                --------     ---------         ------------        ---------
    Total costs and expenses.................    445,000       117,100               20,900          583,000
                                                --------     ---------         ------------        ---------
Income (loss) from operations................   (154,300)     (117,200)             (14,700)        (286,200)
Interest income..............................      6,200                             (6,200)              --
Interest expense.............................    (22,000)                            22,000               --
Interest capitalized.........................      7,200        (6,100)(c)           (1,100)              --
                                                --------     ---------         ------------        ---------
Income (loss) before income taxes............   (162,900)     (123,300)                  --         (286,200)
INCOME TAX EXPENSE (BENEFIT):
  Current....................................    (11,400)                                            (11,400)
  Deferred...................................    (52,800)      (25,100)(g)                           (77,900)
                                                --------     ---------         ------------        ---------
    Total income tax expense (benefit).......    (64,200)      (25,100)                  --          (89,300)
                                                --------     ---------         ------------        ---------
Net earnings (loss) applicable to common
  shareholders...............................   $(98,700)    $ (98,200)        $         --        $(196,900)
                                                ========     =========         ============        =========
Net earnings (loss) per average common share
  outstanding--basic and diluted.............   $  (0.96)                                          $   (1.92)
                                                ========                                           =========

  Weighted average common shares
    outstanding:
    Basic....................................    102,600                                             102,600
                                                ========                                           =========
    Diluted..................................    104,800                                             104,800
                                                ========                                           =========


          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    JUNE 30, 2000 AND 1999, AND DECEMBER 31, 1999, 1998 AND 1997 (CONTINUED)

4.  SANTA FE SNYDER HISTORICAL AND RESTATED BALANCES (CONTINUED)
           UNAUDITED RESTATED SANTA FE SNYDER STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                  SANTA FE
                                                              SANTA FE                                             SNYDER
                                                               SNYDER     RESTATEMENT          RECLASS-          HISTORICAL
                                                             HISTORICAL   ADJUSTMENTS         IFICATIONS          RESTATED
                                                             ----------   -----------    ---------------------   ----------
REVENUES:
  Oil sales................................................   $344,800                                            $344,800
  Gas sales................................................    138,100                                             138,100
  NGL sales................................................     10,900                                              10,900
  Crude oil purchased......................................     20,500                       $    (20,500)              --
  Other....................................................       (200)    $   (100)(c)             1,000              700
                                                              --------     --------          ------------         --------
    Total revenues.........................................    514,100         (100)              (19,500)         494,500
                                                              --------     --------          ------------         --------
COSTS AND EXPENSES:
  Lease operating expenses.................................    158,900                              6,400          165,300
  Production and other taxes...............................     21,600                             (9,800)          11,800
  Cost of crude oil purchased..............................     22,000                            (22,000)              --
  Exploration..............................................     49,100      (49,100)(c)                                 --
  Depreciation, depletion and amortization of property and
    equipment..............................................    127,800      (11,600)(e)                            116,200
  General and administrative expenses......................     28,100       (2,800)(c)             3,400           28,700
  Merger related costs.....................................         --                                                  --
  Interest expense.........................................         --                             22,700           22,700
  Reduction of carrying value of oil and gas properties....         --       16,200 (f)                             16,200
  Loss (gain) on disposition of assets.....................     (3,600)       3,600 (d)                                 --
                                                              --------     --------          ------------         --------
    Total costs and expenses...............................    403,900      (43,700)                  700          360,900
                                                              --------     --------          ------------         --------
Income (loss) from operations..............................    110,200       43,600               (20,200)         133,600
Interest income............................................      2,500                             (2,500)              --
Interest expense...........................................    (23,800)                            23,800               --
Interest capitalized.......................................      6,700       (5,600)(c)            (1,100)              --
                                                              --------     --------          ------------         --------
Income (loss) before income tax expense (benefit) and
  minority interest........................................     95,600       38,000                    --          133,600

INCOME TAX EXPENSE (BENEFIT):
  Current..................................................      8,900                                               8,900
  Deferred.................................................     27,300       27,100 (g)                             54,400
                                                              --------     --------          ------------         --------
    Total income tax expense (benefit).....................     36,200       27,100                    --           63,300
                                                              --------     --------          ------------         --------
Income (loss) before minority interest.....................     59,400       10,900                    --           70,300
Minority interest in Monterey Resources, Inc...............     (4,700)                                             (4,700)
                                                              --------     --------          ------------         --------
Net earnings (loss)........................................     54,700       10,900                    --           65,600
Preferred stock dividends..................................      3,600                                               3,600
Convertible preferred repurchase premium...................      8,400                                               8,400
                                                              --------     --------          ------------         --------
Net earnings (loss) applicable to common shareholders......   $ 42,700     $ 10,900          $         --         $ 53,600
                                                              ========     ========          ============         ========
Net earnings (loss) per average common share outstanding:
  Basic....................................................   $   0.43                                            $   0.54
                                                              ========                                            ========
  Diluted..................................................   $   0.43                                            $   0.53
                                                              ========                                            ========
Weighted average common shares outstanding:
  Basic....................................................     98,600                                              98,600
                                                              ========                                            ========
  Diluted..................................................    100,600                                             100,600
                                                              ========                                            ========


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

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    JUNE 30, 2000 AND 1999, AND DECEMBER 31, 1999, 1998 AND 1997 (CONTINUED)

4.  SANTA FE SNYDER HISTORICAL AND RESTATED BALANCES (CONTINUED)
    Following are explanations of the conforming adjustments to restate Santa Fe Snyder's historical balances:

    (a) To record the cumulative effect of adjusting the historical property and equipment, deferred taxes and accumulated deficit balances, prepared using the successful efforts method, to the restated balances using the full cost method followed by Devon.

    (b) To record the cumulative effect of adjusting the historical accounts receivable and deferred revenue prepared using the "entitlements method" of accounting for natural gas imbalances, to the restated balances using the "sales method" followed by Devon. Adjustments to natural gas sales for the periods presented as a result of conforming to the sales method are immaterial and are not included in the unaudited pro forma combined statements of operations.

    (c) To capitalize under the full cost method certain costs that are expensed under the successful efforts method of accounting.

    (d) To capitalize under the full cost method gains or losses from property sales that are recognized under the successful efforts method.

    (e) To adjust the depreciation, depletion and amortization expense recognized under the successful efforts method to the restated expense recognized under the full cost method.

    (f) To adjust oil and gas property impairment expense recognized under the successful efforts method to the restated expense recognized under the full cost method.

    (g) To adjust the historical deferred income tax expense for the effects of adjustments (c) through (f).

5.  1999 ACQUISITIONS

    On May 5, 1999, Santa Fe Energy Resources, Inc. closed its merger with Snyder Oil Corporation thus forming Santa Fe Snyder. On August 17, 1999, Devon closed its merger with PennzEnergy Company. Both of these transactions were accounted for using the purchase method of accounting. Therefore, the historical statements of operations for Devon and Santa Fe Snyder for the year 1999 do not include any effects from the PennzEnergy and Snyder mergers, respectively, prior to the closing dates noted above. Devon's historical statement of operations for the first six months of 1999 does not include any effects of the PennzEnergy merger since the transaction closed subsequent to June 30, 1999. Santa Fe Snyder's historical statement of operations for the first six months of 1999 includes only two months' effects of the Snyder merger closed in early May, 1999. The Adjustments for Mergers columns include the effects of these two purchases as if the combined company closed the mergers as of January 1, 1999. The information is provided for illustrative purposes only.

6.  EXTRAORDINARY LOSS

    In connection with the retirement of certain debt in the second quarter of 1999, Santa Fe Snyder recorded a $4.2 million extraordinary loss, net of $2.3 million of taxes. The extraordinary loss represents the write-off of certain debt issue costs and prepayment penalties pertaining to the retirement of 11% Senior Subordinated Debentures, net of related tax benefits. Pursuant to Securities and Exchange Commission guidelines on presentation of pro forma information, the accompanying unaudited pro forma combined statements of operations for the six months ended June 30, 1999, and for the year ended December 31, 1999, do not include this extraordinary loss.

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